Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Desert Hawk Gold Corp.
2719 W. Strong Way
Spokane, WA 99208

We hereby consent to the incorporation by reference of our report dated June 21, 2010, except for notes 5 and 10 which are dated November 9, 2010, with respect to the financial statements of Desert Hawk Gold Corp. appearing in the Annual Report of Desert Hawk Gold Corp. for the years ended December 31, 2009 and 2008, in the amended Registration Statement of Desert Hawk Gold Corp. on Form S-1/A to be filed on or about November 11, 2010. We also consent to the use of our name and the references to us included in the Registration Statement.

Child, Van Wagoner & Bradshaw PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
November 11, 2010

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net